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                                                                    EXHIBIT 99.1



                CRITICAL PATH ANNOUNCES STRATEGIC PLAN TO PUT THE
                   COMPANY BACK ON THE PATH TO PROFITABILITY

      COMPANY STREAMLINING PRODUCTS AND PERSONNEL, LAYING OFF 450 EMPLOYEES

SAN FRANCISCO, April 10 -- Critical Path, Inc., a leading global provider of Internet communication infrastructure, today announced its strategic plan to put the company back on the path to profitability. Critical Path has organized its management team to speed implementation of the strategic plan by streamlining personnel and focusing the company on its core products.

"Today marks a new beginning for Critical Path," said David Hayden, Critical Path's founder and Executive Chair. "We offer the best products in our market space that enable businesses to take advantage of the growth of Internet and wireless communications. The last weeks have been difficult for Critical Path, but now we have turned the corner with the implementation of a reorganization designed to reduce costs and focus the company on its core products."

Hayden outlined Critical Path's three-part strategic plan:

        -- First, Critical Path is reorganizing around its fundamental, core business products for the purpose of building long-term value: Developing, producing and providing the best commercial e-mail carrier services in the world. In particular, the company's new leadership will refocus on core products and jettison products that are not central to the company's long-term growth strategy. At Critical Path's core will be the company's Internet Messaging Infrastructure platform, including mail, calendar, address book, file storage, management services, directory and meta-directory, and access services supporting wireline and wireless users.

        -- Second, Critical Path is reducing costs by closing redundant offices, phasing out non-essential services, and reducing personnel who are not involved in Critical Path's core business. The company will lay off approximately 450 employees in this process.

        -- Third, to speed implementation of the strategic plan, Critical Path has appointed Bill McGlashan as Interim Chief Operating Officer and Amy Rao as Interim Vice President for Sales. McGlashan and Rao will work with Critical Path founder David Hayden and Chief Financial Officer Larry Reinhold to carry out the strategic plan as quickly as possible. Former executives affected by the lay-offs include, Diana Whitehead, President, and Mari Tangredi, Executive Vice President of Business Development, Sales and Professional Services.

Bill McGlashan is the CEO of the Vectis Group, a world-wide technology investment company. Amy Rao is the CEO of Integrated Archive Systems (IAS), a systems integrator and managed services company she founded in 1994.

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This press release contains forward-looking statements, including the Company's statements regarding the growth potential of the Internet-based communications market, the Company's ability to implement its new strategic management plan effectively, and the Company's ability to achieve anticipated cost reductions and profitability in doing so. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially. Specifically, the market for Internet-based communications may not grow at the rate expected by the Company, in which case the Company's business and financial results could be adversely affected. Additionally, the Company may be unable to implement its new strategic initiative as planned due to the Company's inability to overcome any disruptions from management and employee turnover, retain those employees who are integral to the new strategic initiative, identify expenses that can be eliminated, and manage unforeseen expenses the Company may incur in future quarters. Other risks and uncertainties related to the Company are described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 4, 2001 and in subsequent filings made with the Commission which are available at the Commission's web site www.sec.gov.



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